CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Annual Report on Form 10-K of our report dated January 10, 2002 on the financial statements of Ingenuus Corporation for the year ended November 30, 2001 appearing in this Form 10-K.

/s/ Moss Adams LLP

San Francisco, California
February 27, 2002